Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 No. 333-183598 of LifeLock, Inc. of our report dated June 2, 2011 related to the financial statements of ID Analytics, Inc. and Subsidiary as of and for the year ended December 31, 2010, appearing in the Prospectus, which is part of this Amendment No. 2 to the Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Diego, California

September 18, 2012